Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT:	Steve Filton
	Chief Financial Officer	February 28, 2017
610-768-3300

UNIVERSAL HEALTH SERVICES, INC.

REPORTS 2016 FOURTH QUARTER AND FULL YEAR EARNINGS

AND 2017 GUIDANCE

Consolidated Results of Operations, As Reported and As Adjusted – Three-month periods ended December 31, 2016 and 2015:

KING OF PRUSSIA, PA – Universal Health Services, Inc. (NYSE: UHS) announced today that its reported net income attributable to UHS was $174.2 million, or $1.78 per diluted share, during the fourth quarter of 2016 as compared to $173.7 million, or $1.74 per diluted share, during the comparable quarter of 2015. Net revenues increased 6.9% to $2.48 billion during the fourth quarter of 2016 as compared to $2.32 billion during the fourth quarter of 2015.

For the three-month period ended December 31, 2016, our adjusted net income attributable to UHS, as calculated on the attached Schedule of Non-GAAP Supplemental Consolidated Statements of Income Information (“Supplemental Schedule”), increased to $176.0 million, or $1.80 per diluted share, as compared to $170.7 million, or $1.71 per diluted share, during the fourth quarter of 2015. As reflected on the Supplemental Schedule, included in our reported results during the fourth quarter of 2016, is a net unfavorable after-tax impact of $1.8 million, or $.02 per diluted share, related to the incentive income and depreciation and amortization expense recorded in connection with the implementation of electronic health records (“EHR”) applications at our acute care hospitals. Included in our reported results during the fourth quarter of 2015, is a net favorable after-tax impact of $3.1 million, or $.03 per diluted share, related the implementation of EHR applications.

Consolidated Results of Operations, As Reported and As Adjusted – Twelve-month periods ended December 31, 2016 and 2015:

Reported net income attributable to UHS was $702.4 million, or $7.14 per diluted share, during the twelve months ended December 31, 2016 as compared to $680.5 million, or $6.76 per diluted share, during the 2015 full year. Net revenues increased 8.0% to $9.77 billion during the full year of 2016 as compared to $9.04 billion during the 2015 full year.

For the twelve-month period ended December 31, 2016, our adjusted net income attributable to UHS, as calculated on the Supplemental Schedule, increased to $720.2 million, or $7.32 per diluted share, as compared to $692.0 million, or $6.87 per diluted share, during the 2015 full year. As reflected on the Supplemental Schedule, included in our reported results are net unfavorable after-tax impacts of $17.8 million, or $.18 per diluted share, during the full year of 2016 and $11.5 million, or $.11 per diluted share, during the full year of 2015, related to the incentive income and depreciation and amortization expense recorded in connection with the implementation of EHR applications at our acute care hospitals.

Acute Care Services – Three and twelve-month periods ended December 31, 2016 and 2015:

During the fourth quarter of 2016, at our acute care hospitals owned during both periods (“same facility basis”), adjusted admissions (adjusted for outpatient activity) increased 4.7% and adjusted patient days increased 3.2%, as compared to the fourth quarter of 2015. Net revenues from our acute care services increased 9.3% during the fourth quarter of 2016 as compared to the fourth quarter of the prior year. At these facilities, net revenue per adjusted admission increased 2.6% while net revenue per adjusted patient day increased 4.2% during the fourth quarter of 2016 as compared to the comparable quarter of 2015. On a same facility basis, the operating margin generated from our acute care services was 16.5% during the fourth quarter of 2016 as compared to 17.2% during the fourth quarter of 2015. We define operating margin as net revenues less salaries, wages and benefits, other operating expenses and supplies expense, divided by net revenues (excluding the impact of EHR).

During the twelve months ended December 31, 2016, at our acute care hospitals on a same facility basis, adjusted admissions increased 5.2% and adjusted patient days increased 3.3%, as compared to the 2015 full year. Net revenues from our acute care services increased 9.4% during the twelve months ended December 31, 2016 as compared to the 2015 full year. At these facilities, net revenue per adjusted admission increased 2.5% while net revenue per adjusted patient day increased 4.5% during the 2016 full year as compared to 2015. On a same facility basis, the operating margin generated from our acute care services was 17.5% during the full year of 2016 as compared to 18.1% during the 2015 full year.

We provide care to patients who meet certain financial or economic criteria without charge or at amounts substantially less than our established rates. Because we do not pursue collection of amounts determined to qualify as charity care, they are not reported in net revenues or in accounts receivable, net. Our acute care hospitals provided charity care and uninsured discounts, based on gross charges, amounting to approximately $399 million and $332 million during the three-month periods ended December 31, 2016 and 2015, respectively, and approximately $1.45 billion and $1.20 billion during the twelve-month periods ended December 31, 2016 and 2015, respectively. The provision for doubtful accounts at our acute care hospitals amounted to approximately $136 million and $172 million during the three-month periods ended December 31, 2016 and 2015, respectively, and approximately $628 million and $631 million during the twelve-month periods ended December 31, 2016 and 2015, respectively.

Behavioral Health Care Services – Three and twelve-month periods ended December 31, 2016 and 2015:

During the fourth quarter of 2016, at our behavioral health care facilities on a same facility basis, adjusted admissions increased 2.1% while adjusted patient days increased 1.4% as compared to the fourth quarter of 2015. At these facilities, net revenue per adjusted admission decreased 0.1% while net revenue per adjusted patient day increased 0.5% during the fourth quarter of 2016 as compared to the comparable quarter in 2015. On a same facility basis, our behavioral health care services’ net revenues increased 2.2% during the fourth quarter of 2016, as compared to the fourth quarter of 2015, and the operating margins were 26.0% and 26.8% during the fourth quarters of 2016 and 2015, respectively.

During the twelve months ended December 31, 2016, at our behavioral health care facilities on a same facility basis, adjusted admissions increased 1.0% while adjusted patient days increased 0.9% as compared to the 2015 full year. At these facilities, net revenue per adjusted admission increased 1.4% while net revenue per adjusted patient day increased 1.5% during the full year of 2016 as compared to 2015. On a same facility basis, our behavioral health care services’ net revenues increased 2.6% during the twelve months ended December 31, 2016, as compared to the 2015 full year, and the operating margins were 27.0% and 27.8% during the full years of 2016 and 2015, respectively.

2017 Full Year Guidance Range:

Reflected below is our 2017 guidance range for consolidated net revenues, adjusted earnings before interest, taxes, depreciation & amortization (“EBITDA”), adjusted earnings per diluted share (“EPS-diluted”) and capital expenditures. EBITDA, adjusted EBITDA and adjusted EPS-diluted are non-GAAP financial measures and should be examined in connection with net income determined in accordance with GAAP as presented in the consolidated financial statements and notes thereto in this report or in our filings with the Securities and Exchange Commission including our Report on Form 10-K for the year ended December 31, 2016. Please see the Supplemental Non-GAAP Disclosures—2017 Operating Results Forecast schedule as included herein for additional information and a reconciliation to the financial forecasts as computed in accordance with GAAP.

For the Year Ended December 31, 2017
	Low	High
Net revenues	$10.620 billion	$10.760 billion
Adjusted EBITDA	$1.746 billion	$1.821 billion
Adjusted EPS-diluted	$7.70 per share	$8.20 per share
Capital expenditures	$475 million	$500 million

Our 2017 guidance contains a number of assumptions, including, but not limited to:

•	This guidance excludes the impact of future items, if applicable, that are nonrecurring or non-operational in nature including items such as, but not limited to, the impact of gains/losses on sales of assets and businesses, costs related to extinguishment of debt, reserves for settlements, legal judgments and lawsuits, impairments of long-lived assets, impact of share repurchases and other material amounts that may be reflected in our financial statements that relate to prior periods. It is also subject to certain conditions including those as set forth below in General Information, Forward-Looking Statements and Risk Factors and Non-GAAP Financial Measures.

•	Our net revenues are estimated to be approximately $10.620 billion to $10.760 billion representing an increase of approximately 9% to 10% over our 2016 net revenues of approximately $9.766 billion.

•	This adjusted EPS-diluted guidance range represents an increase of approximately 5% to 12% over the adjusted net income attributable to UHS of $7.32 per diluted share for the year ended December 31, 2016, as calculated on the attached Supplemental Schedule.

•	This adjusted EPS-diluted guidance range excludes the expected 2017 unfavorable impact of $.15 per diluted share resulting from the implementation of electronic health records (“EHR”) applications at our acute care hospitals, consisting of the depreciation and amortization expense incurred on the purchase and implementation costs.

•	This guidance range excludes the impact on our provision for income taxes and net income attributable to UHS resulting from of our January 1, 2017 adoption of ASU 2016-09, “Compensation – Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting”, as discussed below.

Effective January 1, 2017, we adopted ASU 2016-09, “Compensation – Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting”, which amends the accounting for employee share-based payment transactions to require recognition of the tax effects resulting from the settlement of stock-based awards as income tax expense or benefit in the income statement in the reporting period in which they occur. Since the impact of ASU 2016-09 on our future financial statements is dependent upon the timing of stock option exercises, and the market price of our stock at the time of exercise, we are unable to estimate the impact this adoption will have on our 2017 provision for income taxes and net income attributable to UHS. This reporting change is applied prospectively and prior period amounts will not be restated.

Share Repurchase Program:

In February of 2016, our Board of Directors authorized a $400 million increase to our stock repurchase program, which increased the aggregate authorization to $800 million from the previous $400 million authorization approved during the third quarter of 2014. Pursuant to this program, we may purchase shares of our Class B Common Stock, from time to time as conditions allow, on the open market or in negotiated private transactions.

In conjunction with this program, during the fourth quarter of 2016, we have repurchased 475,000 shares at an aggregate cost of $51.8 million (approximately $109 per share). During the twelve months ended December 31, 2016, we have repurchased approximately 2.5 million shares at an aggregate cost of $289.9 million (approximately $115 per share). Since inception of the program through December 31, 2016, we have repurchased approximately 4.39 million shares at an aggregate cost of approximately $514.1 million (approximately $117 per share).

Conference call information:

We will hold a conference call for investors and analysts at 9:00 a.m. eastern time on March 1, 2017. The dial-in number is 1-877-648-7971.

A live broadcast of the conference call will be available on our website at www.uhsinc.com. A replay of the call will be available following the conclusion of the live call and will be available for one full year.

General Information, Forward-Looking Statements and Risk Factors and Non-GAAP Financial Measures:

Universal Health Services, Inc. (“UHS”) is one of the nation’s largest hospital companies operating through its subsidiaries acute care hospitals, behavioral health facilities and ambulatory centers located throughout the United States, the United Kingdom, Puerto Rico and the U.S. Virgin Islands. It acts as the advisor to Universal Health Realty Income Trust, a real estate investment trust (NYSE:UHT). For additional information on the Company, visit our web site: http://www.uhsinc.com.

This press release contains forward-looking statements based on current management expectations. Numerous factors, including those disclosed herein, those related to healthcare industry trends and those detailed in our filings with the Securities and Exchange Commission (as set forth in Item 1A-Risk Factors and in Item 7-Forward-Looking Statements and Risk Factors in our Form 10-K for the year ended December 31, 2016), may cause the results to differ materially from those anticipated in the forward-looking statements. Many of the factors that will determine our future results are beyond our capability to control or predict. These statements are subject to risks and uncertainties and therefore actual results may differ materially. Readers should not place undue reliance on such forward-looking statements which reflect management’s view only as of the date hereof. We undertake no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

We believe that operating income, operating margin, adjusted net income attributable to UHS, adjusted net income attributable to UHS per diluted share, EBITDA and adjusted EBITDA, which are non-GAAP financial measures (“GAAP” is Generally Accepted Accounting Principles in the United States of America), are helpful to our investors as measures of our operating performance. In addition, we believe that, when applicable, comparing and discussing our financial results based on these measures, as calculated, is helpful to our investors since it neutralizes the effect in each year of material items related to the implementation of EHR applications at our acute care hospitals and other items that are nonrecurring or non-operational in nature including, but not limited to, costs related to extinguishment of debt, gains/losses on sales of assets and businesses, reserves for settlements, legal judgments and lawsuits, impairments of long-lived assets, the impact on our provision for income taxes and net income attributable to UHS resulting from our adoption of ASU 2016-09, and other material amounts that may be reflected in the current or prior year financial statements that relate to prior periods. To obtain a complete understanding of our financial performance these measures should be examined in connection with net income, determined in accordance with GAAP, as presented in the condensed consolidated financial statements and notes thereto in this report or in our other filings with the Securities and Exchange Commission including our Report on Form 10-K for the year ended December 31, 2016. Since the items included or excluded from these measures are significant components in understanding and assessing financial performance under GAAP, these measures should not be considered to be alternatives to net income as a measure of our operating performance or profitability. Since these measures, as presented, are not determined in accordance with GAAP and are thus susceptible to varying calculations, they may not be comparable to other similarly titled measures of other companies. Investors are encouraged to use GAAP measures when evaluating our financial performance.

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Universal Health Services, Inc.

Consolidated Statements of Income

(in thousands, except per share amounts)

(unaudited)

	Three months		Twelve months
	ended December 31,		ended December 31,
	2016	2015	2016	2015
Net revenues before provision for doubtful accounts	$2,638,436	$2,512,872	$10,507,788	$9,784,724
Less: Provision for doubtful accounts	162,751	197,633	741,578	741,273

Net revenues	2,475,685	2,315,239	9,766,210	9,043,451
Operating charges:
Salaries, wages and benefits	1,156,729	1,079,394	4,585,530	4,212,387
Other operating expenses	614,490	548,745	2,359,339	2,119,805
Supplies expense	263,872	252,109	1,031,337	974,088
Depreciation and amortization	107,436	102,921	416,608	398,618
Lease and rental expense	24,267	24,342	97,324	94,973
Electronic health records incentive income	(5,339)	(14,064)	(5,339)	(15,815)

	2,161,455	1,993,447	8,484,799	7,784,056

Income from operations	314,230	321,792	1,281,411	1,259,395
Interest expense, net	32,882	28,643	125,053	113,494

Income before income taxes	281,348	293,149	1,156,358	1,145,901
Provision for income taxes	102,610	101,832	409,187	395,203

Net income	178,738	191,317	747,171	750,698
Less: Net income attributable to noncontrolling interests	4,530	17,568	44,762	70,170

Net income attributable to UHS	$174,208	$173,749	$702,409	$680,528

Basic earnings per share attributable to UHS (a)	$1.80	$1.76	$7.22	$6.89

Diluted earnings per share attributable to UHS (a)	$1.78	$1.74	$7.14	$6.76

Universal Health Services, Inc.

Footnotes to Consolidated Statements of Income

(in thousands, except per share amounts)

(unaudited)

	Three months ended December 31,		Twelve months ended December 31,
	2016	2015	2016	2015
(a) Earnings per share calculation:
Basic and diluted:
Net income attributable to UHS	$174,208	$173,749	$702,409	$680,528
Less: Net income attributable to unvested restricted share grants	(72)	(60)	(314)	(281)

Net income attributable to UHS—basic and diluted	$174,136	$173,689	$702,095	$680,247

Weighted average number of common shares—basic	96,998	98,416	97,208	98,797

Basic earnings per share attributable to UHS:	$1.80	$1.76	$7.22	$6.89

Weighted average number of common shares	96,998	98,416	97,208	98,797
Add: Other share equivalents	917	1,627	1,172	1,897

Weighted average number of common shares and equiv.—diluted	97,915	100,043	98,380	100,694

Diluted earnings per share attributable to UHS:	$1.78	$1.74	$7.14	$6.76

Universal Health Services, Inc.

Schedule of Non-GAAP Supplemental Consolidated Statements of Income Information (“Supplemental Schedule”)

For the three months ended December 31, 2016 and 2015

(in thousands, except per share amounts)

(unaudited)

Calculation of “EBITDA”

	Three months ended		Three months ended
	December 31, 2016		December 31, 2015
Net revenues before provision for doubtful accounts	$2,638,436		$2,512,872
Less: Provision for doubtful accounts	162,751		197,633

Net revenues	2,475,685	100.0%	2,315,239	100.0%
Operating charges:
Salaries, wages and benefits	1,156,729	46.7%	1,079,394	46.6%
Other operating expenses	614,490	24.8%	548,745	23.7%
Supplies expense	263,872	10.7%	252,109	10.9%
EHR incentive income	(5,339)	-0.2%	(14,064)	-0.6%

	2,029,752	82.0%	1,866,184	80.6%

Operating income/margin (“EBITDAR”)	445,933	18.0%	449,055	19.4%
Lease and rental expense	24,267		24,342
Net income attributable to noncontrolling interests	4,530		17,568

Earnings before interest, taxes, depreciation and amortization (“EBITDA”)	417,136	16.8%	407,145	17.6%
Depreciation and amortization	107,436		102,921
Interest expense, net	32,882		28,643

Income before income taxes	276,818		275,581
Provision for income taxes	102,610		101,832

Net income attributable to UHS	$174,208		$173,749

Calculation of Adjusted Net Income Attributable to UHS

	Three months ended		Three months ended
	December 31, 2016		December 31, 2015
		Per		Per
	Amount	Diluted Share	Amount	Diluted Share
Calculation of Adjusted Net Income Attributable to UHS
Net income attributable to UHS	$174,208	$1.78	$173,749	$1.74
Plus/minus impact of EHR implementation:
EHR-related incentive income, pre-tax	(5,339)		(14,064)
EHR-related depreciation & amortization, pre-tax	8,289		9,306
EHR-related minority interest in earnings of consolidated entities, pre-tax	(128)		(152)
Income tax provision on EHR-related items	(1,052)		1,830

After-tax impact of EHR-related items	1,770	0.02	(3,080)	(0.03)

Adjusted net income attributable to UHS	$175,978	$1.80	$170,669	$1.71

Universal Health Services, Inc.

Schedule of Non-GAAP Supplemental Consolidated Statements of Income Information (“Supplemental Schedule”)

For the twelve months ended December 31, 2016 and 2015

(in thousands, except per share amounts)

(unaudited)

Calculation of “EBITDA”

	Twelve months ended		Twelve months ended
	December 31, 2016		December 31, 2015
Net revenues before provision for doubtful accounts	$10,507,788		$9,784,724
Less: Provision for doubtful accounts	741,578		741,273

Net revenues	9,766,210	100.0%	9,043,451	100.0%
Operating charges:
Salaries, wages and benefits	4,585,530	47.0%	4,212,387	46.6%
Other operating expenses	2,359,339	24.2%	2,119,805	23.4%
Supplies expense	1,031,337	10.6%	974,088	10.8%
EHR incentive income	(5,339)	-0.1%	(15,815)	-0.2%

	7,970,867	81.6%	7,290,465	80.6%

Operating income/margin (“EBITDAR”)	1,795,343	18.4%	1,752,986	19.4%
Lease and rental expense	97,324		94,973
Net income attributable to noncontrolling interests	44,762		70,170

Earnings before interest, taxes, depreciation and amortization (“EBITDA”)	1,653,257	16.9%	1,587,843	17.6%
Depreciation and amortization	416,608		398,618
Interest expense, net	125,053		113,494

Income before income taxes	1,111,596		1,075,731
Provision for income taxes	409,187		395,203

Net income attributable to UHS	$702,409		$680,528

Calculation of Adjusted Net Income Attributable to UHS

	Twelve months ended		Twelve months ended
	December 31, 2016		December 31, 2015
		Per		Per
	Amount	Diluted Share	Amount	Diluted Share
Calculation of Adjusted Net Income Attributable to UHS
Net income attributable to UHS	$702,409	$7.14	$680,528	$6.76
Plus/minus impact of EHR implementation:
EHR-related incentive income, pre-tax	(5,339)		(15,815)
EHR-related depreciation & amortization, pre-tax	35,511		37,224
EHR-related minority interest in earnings of consolidated entities, pre-tax	(1,746)		(3,044)
Income tax provision on EHR-related items	(10,596)		(6,846)

After-tax impact of EHR-related items	17,830	0.18	11,519	0.11

Adjusted net income attributable to UHS	$720,239	$7.32	$692,047	$6.87

Universal Health Services, Inc.

Consolidated Statements of Comprehensive Income

(in thousands)

(unaudited)

	Three months		Twelve months
	ended December 31,		ended December 31,
	2016	2015	2016	2015
Net income	$178,738	$191,317	$747,171	$750,698
Other comprehensive income (loss):
Unrealized derivative gains on cash flow hedges	13,082	9,920	1,438	4,970
Amortization of terminated hedge	0	(84)	(167)	(336)
Unrealized loss on marketable security	(1,474)	0	(2,229)	0
Minimum pension liability	13,356	2,177	13,356	2,177
Foreign currency translation adjustment	(888)	(1,632)	(10,038)	(1,728)

Other comprehensive income before tax	24,076	10,381	2,360	5,083
Income tax expense related to items of other comprehensive income	9,329	4,510	4,648	2,980

Total other comprehensive income (loss), net of tax	14,747	5,871	(2,288)	2,103

Comprehensive income	193,485	197,188	744,883	752,801
Less: Comprehensive income attributable to noncontrolling interests	4,530	17,568	44,762	70,170

Comprehensive income attributable to UHS	$188,955	$179,620	$700,121	$682,631

Universal Health Services, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	December 31,	December 31,
	2016	2015
Assets
Current assets:
Cash and cash equivalents	$33,747	$61,228
Accounts receivable, net	1,439,553	1,302,429
Supplies	125,365	116,037
Deferred income taxes	0	135,120
Other current assets	82,706	103,490

Total current assets	1,681,371	1,718,304

Property and equipment	7,314,437	6,530,569
Less: accumulated depreciation	(2,983,481)	(2,694,591)

	4,330,956	3,835,978

Other assets:
Goodwill	3,784,106	3,596,114
Deferred charges	13,520	16,688
Deferred income taxes	1,234	0
Other	506,615	448,360

Total Assets	$10,317,802	$9,615,444

Liabilities and Stockholders’ Equity
Current liabilities:
Current maturities of long-term debt	$105,895	$62,722
Accounts payable and accrued liabilities	1,209,329	1,033,697
Federal and state taxes	2,149	3,987

Total current liabilities	1,317,373	1,100,406

Other noncurrent liabilities	275,167	278,834
Long-term debt	4,030,230	3,368,634
Deferred income taxes	88,119	315,900
Redeemable noncontrolling interest	9,319	242,509
UHS common stockholders’ equity	4,533,220	4,249,647
Noncontrolling interest	64,374	59,514

Total equity	4,597,594	4,309,161

Total Liabilities and Stockholders’ Equity	$10,317,802	$9,615,444

Universal Health Services, Inc.

Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Twelve months
	ended December 31,
	2016	2015
Cash Flows from Operating Activities:
Net income	$747,171	$750,698
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation & amortization	416,608	398,618
Stock-based compensation expense	48,109	39,971
Gains on sales of assets and businesses	0	(3,615)
Changes in assets & liabilities, net of effects from acquisitions and dispositions:
Accounts receivable	(87,881)	(45,814)
Accrued interest	9,766	(693)
Accrued and deferred income taxes	22,068	(34,394)
Other working capital accounts	74,489	(125,556)
Other assets and deferred charges	(25,671)	6,631
Other	81,139	23,295
Accrued insurance expense, net of commercial premiums paid	84,638	90,895
Payments made in settlement of self-insurance claims	(81,962)	(79,138)

Net cash provided by operating activities	1,288,474	1,020,898

Cash Flows from Investing Activities:
Property and equipment additions, net of disposals	(519,939)	(379,321)
Proceeds received from sale of assets and businesses	0	3,391
Acquisition of property and businesses	(613,803)	(533,655)
Increase in capital reserves of commercial insurance subsidiary	(32,000)	(3,300)
Costs incurred for purchase and implementation of information technology application	(21,475)	0

Net cash used in investing activities	(1,187,217)	(912,885)

Cash Flows from Financing Activities:
Reduction of long-term debt	(459,183)	(68,166)
Additional borrowings	1,170,800	234,400
Acquisition of noncontrolling interests in majority owned businesses	(418,000)	0
Financing costs	(12,449)	(515)
Repurchase of common shares	(353,380)	(209,782)
Dividends paid	(38,875)	(39,532)
Issuance of common stock	9,503	8,441
Excess income tax benefits related to stock-based compensation	45,219	47,364
Profit distributions to noncontrolling interests	(69,583)	(62,220)
Proceeds received from sale/leaseback of real property	0	12,765

Net cash used in financing activities	(125,948)	(77,245)

Effect of exchange rate changes on cash and cash equivalents	(2,790)	(1,609)

(Decrease) increase in cash and cash equivalents	(27,481)	29,159
Cash and cash equivalents, beginning of period	61,228	32,069

Cash and cash equivalents, end of period	$33,747	$61,228

Supplemental Disclosures of Cash Flow Information:
Interest paid	$107,079	$107,054

Income taxes paid, net of refunds	$344,611	$380,658

Noncash purchases of property and equipment	$65,702	$49,086

Universal Health Services, Inc.

Supplemental Statistical Information

(unaudited)

Same Facility:

	% Change	% Change
	Quarter ended	12 months ended
	12/31/2016	12/31/2016
Acute Care Services
Revenues	9.3%	9.4%
Adjusted Admissions	4.7%	5.2%
Adjusted Patient Days	3.2%	3.3%
Revenue Per Adjusted Admission	2.6%	2.5%
Revenue Per Adjusted Patient Day	4.2%	4.5%
Behavioral Health Care Services
Revenues	2.2%	2.6%
Adjusted Admissions	2.1%	1.0%
Adjusted Patient Days	1.4%	0.9%
Revenue Per Adjusted Admission	-0.1%	1.4%
Revenue Per Adjusted Patient Day	0.5%	1.5%

UHS Consolidated

	Fourth quarter ended		Twelve months ended
	12/31/2016	12/31/2015	12/31/2016	12/31/2015
Revenues	$2,475,685	$2,315,239	$9,766,210	$9,043,451
EBITDA (1)	$417,136	$407,145	$1,653,257	$1,587,843
EBITDA Margin (1)	16.8%	17.6%	16.9%	17.6%
Cash Flow From Operations	$188,369	$224,399	$1,288,474	$1,020,898
Days Sales Outstanding	52	52	53	53
Capital Expenditures	$123,776	$109,743	$519,939	$379,321
Debt			$4,136,125	$3,431,356
UHS’ Shareholders Equity			$4,533,220	$4,249,647
Debt / Total Capitalization			47.7%	44.7%
Debt / EBITDA (2)			2.50	2.16
Debt / Cash From Operations (2)			3.21	3.36
Acute Care EBITDAR Margin (3)	16.5%	17.2%	17.5%	18.1%
Behavioral Health EBITDAR Margin (3)	26.0%	26.8%	27.0%	27.8%

(1)	Net of Minority Interest
(2)	Latest 4 quarters
(3)	Same facility basis, before Corporate overhead allocation and minority interest.

Universal Health Services, Inc.

Selected Hospital Statistics

For the Three Months ended

December 31, 2016 and 2015

AS REPORTED:

		ACUTE		BEHAVIORAL HEALTH
	12/31/16	12/31/15	% change	12/31/16	12/31/15	% change
Hospitals owned and leased	26	24	8.3%	214	213	0.5%
Average licensed beds	6,100	5,854	4.2%	21,884	21,628	1.2%
Patient days	309,916	299,524	3.5%	1,488,685	1,473,065	1.1%
Average daily census	3,368.7	3,255.7	3.5%	16,181.4	16,011.6	1.1%
Occupancy-licensed beds	55.2%	55.6%	-0.7%	73.9%	74.0%	-0.1%
Admissions	69,411	65,802	5.5%	111,080	108,646	2.2%
Length of stay	4.5	4.6	-1.9%	13.4	13.6	-1.5%
Inpatient revenue	$4,746,830	$4,214,646	12.6%	$2,030,155	$1,891,006	7.4%
Outpatient revenue	2,913,066	2,472,740	17.8%	233,645	215,969	8.2%
Total patient revenue	7,659,896	6,687,386	14.5%	2,263,800	2,106,975	7.4%
Other revenue	117,385	94,222	24.6%	53,553	49,363	8.5%
Gross hospital revenue	7,777,281	6,781,608	14.7%	2,317,353	2,156,338	7.5%
Total deductions	6,322,401	5,423,707	16.6%	1,135,549	1,003,219	13.2%
Net hospital revenue before provision for doubtful accounts	1,454,880	1,357,901	7.1%	1,181,804	1,153,119	2.5%
Provision for doubtful accounts	136,271	172,134	-20.8%	26,478	25,498	3.8%
Net hospital revenue	$1,318,609	$1,185,767	11.2%	$1,155,326	$1,127,621	2.5%

SAME FACILITY:

		ACUTE (1)		BEHAVIORAL HEALTH (2)
	12/31/16	12/31/15	% change	12/31/16	12/31/15	% change
Hospitals owned and leased	24	24	0.0%	211	211	0.0%
Average licensed beds	5,945	5,854	1.6%	21,728	21,436	1.4%
Patient days	307,151	299,524	2.5%	1,485,165	1,464,042	1.4%
Average daily census	3,338.6	3,255.7	2.5%	16,143.1	15,913.5	1.4%
Occupancy-licensed beds	56.2%	55.6%	1.0%	74.3%	74.2%	0.1%
Admissions	68,505	65,802	4.1%	110,852	108,607	2.1%
Length of stay	4.5	4.6	-1.5%	13.4	13.5	-0.6%

(1)	Henderson Hospital and Desert View Hospital are excluded in current year.
(2)	Cedar Ridge of Bethany and Skywood Recovery are excluded in current year.

Universal Health Services, Inc.

Selected Hospital Statistics

For the Twelve Months ended

December 31, 2016 and 2015

AS REPORTED:

		ACUTE		BEHAVIORAL HEALTH
	12/31/16	12/31/15	% change	12/31/16	12/31/15	% change
Hospitals owned and leased	26	24	8.3%	214	213	0.5%
Average licensed beds	5,934	5,832	1.7%	21,829	21,202	3.0%
Patient days	1,251,511	1,218,991	2.7%	6,004,066	5,835,134	2.9%
Average daily census	3,419.4	3,339.7	2.4%	16,404.6	15,986.7	2.6%
Occupancy-licensed beds	57.6%	57.3%	0.6%	75.2%	75.4%	-0.3%
Admissions	274,074	261,727	4.7%	456,052	447,007	2.0%
Length of stay	4.6	4.7	-2.0%	13.2	13.1	0.9%
Inpatient revenue	$19,042,627	$16,847,944	13.0%	$8,017,585	$7,456,397	7.5%
Outpatient revenue	11,374,098	9,604,952	18.4%	902,102	839,884	7.4%
Total patient revenue	30,416,725	26,452,896	15.0%	8,919,687	8,296,281	7.5%
Other revenue	462,274	362,620	27.5%	210,714	206,563	2.0%
Gross hospital revenue	30,878,999	26,815,516	15.2%	9,130,401	8,502,844	7.4%
Total deductions	25,138,222	21,551,939	16.6%	4,371,640	3,992,367	9.5%
Net hospital revenue before provision for doubtful accounts	5,740,777	5,263,577	9.1%	4,758,761	4,510,477	5.5%
Provision for doubtful accounts	627,827	631,013	-0.5%	113,754	110,142	3.3%
Net hospital revenue	$5,112,950	$4,632,564	10.4%	$4,645,007	$4,400,335	5.6%

SAME FACILITY:

		ACUTE (1)		BEHAVIORAL HEALTH (2)
	12/31/16	12/31/15	% change	12/31/16	12/31/15	% change
Hospitals owned and leased	24	24	0.0%	211	211	0.0%
Average licensed beds	5,891	5,831	1.0%	21,256	20,953	1.4%
Patient days	1,248,023	1,218,991	2.4%	5,860,319	5,790,871	1.2%
Average daily census	3,409.9	3,339.7	2.1%	16,011.8	15,865.4	0.9%
Occupancy-licensed beds	57.9%	57.3%	1.1%	75.3%	75.7%	-0.5%
Admissions	273,022	261,727	4.3%	452,074	446,175	1.3%
Length of stay	4.6	4.7	-1.9%	13.0	13.0	-0.1%

(1)	Henderson Hospital and Desert View Hospital are excluded in current year.
(2)	Cedar Ridge of Bethany and Skywood Recovery are excluded in current year.

Universal Health Services, Inc.

Supplemental Non-GAAP Disclosures

2017 Operating Results Forecast

(in thousands, except per share amounts)

	Forecast For The Year Ending December 31, 2017
	Low			High
	Unadjusted	EHR (d)	Adjusted	Unadjusted	EHR (d)	Adjusted
Net revenues	$10,620,000	$0	$10,620,000	$10,760,000	$0	$10,760,000

Net income/adjusted net income attributable to UHS (a) (b) (c)	726,818	14,002	740,820	774,555	14,002	788,557
Depreciation and amortization	443,910	(22,552)	421,358	443,910	(22,552)	421,358
Interest expense	160,085	0	160,085	160,085	0	160,085
Provision for income taxes (c)	415,238	8,321	423,559	442,510	8,321	450,831

EBITDA/Adjusted EBITDA (a) (b)	1,746,051	(229)	1,745,822	1,821,060	(229)	1,820,831

Diluted earnings/adjusted earnings per share:
Net income/adjusted net income attributable to UHS (a) (b) (c)	$7.55	$0.15	$7.70	$8.05	$0.15	$8.20

Shares used in computing diluted earnings per share	96,176	96,176	96,176	96,176	96,176	96,176

(a)	The 2017 forecasted amounts exclude the impact of future items, if applicable, that are nonrecurring or non-operational in nature including items such as, but not limited to, the impact of gains/losses on sales of assets and businesses, costs related to extinguishment of debt, reserves for settlements, legal judgments and lawsuits, impairments of long-lived assets, impact of share repurchases and other material amounts that may be reflected in our financial statements that relate to prior periods. It is also subject to certain conditions including those set forth in the accompanying report in General Information, Forward-Looking Statements and Risk Factors and Non-GAAP Financial Measures.
(b)	Adjusted net income attributable to UHS, adjusted net income attributable to UHS per diluted share, EBITDA and adjusted EBITDA are non-GAAP financial measures. To obtain a complete understanding of our financial performance, these measures should be examined in connection with net income determined in accordance with GAAP as presented in the consolidated financial statements and notes thereto in this report or in our filings with the Securities and Exchange Commission including our Report on Form 10-K for the year ended December 31, 2016.
(c)	Excludes the impact on our provision for income taxes and net income attributable to UHS/per diluted share resulting from our January 1, 2017 adoption of ASU 2016-09, “Compensation-Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting”, as discussed in the accompanying report.
(d)	Represents the depreciation and amortization expense incurred on the cost to develop and implement electronic health records (“EHR”) applications at our acute care hospitals.